Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jeff Oscodar, the President & Chief Executive Officer of ZVUE Corporation (f/k/a Handheld Entertainment, Inc.), and Tom Hillman, the Interim Chief Financial Officer of ZVUE Corporation, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ZVUE Corporation.

By: /s/ JEFF OSCODAR

Jeff Oscodar
President & Chief Executive Officer

By: /s/ TOM HILLMAN

Tom Hillman
Interim Chief Financial Officer (Interim Principal Financial and Accounting Officer).
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